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                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BYLAWS

                                      OF

                           GLOBE MANUFACTURING CORP.

                          SECTION 1.  IDENTIFICATION

SECTION 1.1   NAME

     The name of the corporation is Globe Manufacturing Corp. (the
"Corporation").

SECTION 1.2   PRINCIPAL OFFICE

     The address of the principal office of the Corporation is 456 Bedford Street, Fall River, MA 02720. The Corporation may have such other offices either within or without the State of Alabama as the board of directors may designate or as the business of the Corporation may from time to time require.

                     SECTION 2.  MEETINGS OF SHAREHOLDERS

SECTION 2.1  ANNUAL MEETING

     The annual meeting of the shareholders of the Corporation shall be held on the second Tuesday of the third month following the end of the Corporation's fiscal year, if not a legal holiday, and if a legal holiday, then on the next day following, or such other date as may be prescribed by the board of directors, for the purposes of

          1.   electing directors;

          2. considering and acting upon the reports of officers and directors; and

          3.   transacting such other business as may come before the meeting.

SECTION 2.2  SPECIAL MEETINGS

     Special meetings of the shareholders may be held at any time whenever called by the president, by the board of directors, or by any shareholder.

SECTION 2.3  NOTICE

     Written notice of all meetings shall be given to each shareholder at his address as it appears on the stock transfer books of the Corporation. Notices shall specify the purpose, place, day, and hour of the meeting. Notice shall be given not less than 10 or more than 60
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days before the meeting.

SECTION 2.4  WAIVER

     Any shareholder may waive notice of any meeting of the shareholders by a written waiver of notice signed by such shareholder before, at, or after such meeting.

SECTION 2.5  PROXY

     At any meeting of the shareholders a shareholder may vote either in person or by written proxy. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

SECTION 2.6  QUORUM

     For the transaction of business at any meeting of the shareholders, the holders of more than 50 percent of the shares must be present in person or by proxy, except as otherwise provided by law. If, however, such majority shall not be present at any meeting of the shareholders, the shareholders present shall have power to adjourn the meeting, without notice other than announcement at the meeting, until the requisite number of shares shall be present. If the requisite number of shares shall become represented after such adjournment, any business may then be transacted which might have been transacted at the meeting as originally called.

SECTION 2.7  VOTING

     All questions and elections shall be determined by a majority vote of the shares present at any meeting, except as otherwise provided by law. Only persons in whose names shares appear on the stock transfer books of the Corporation on the date on which notice of the meeting is given shall be entitled to vote at such meeting, unless some other day is fixed by the board of directors for the determination of shareholders of record. Such date shall be not less than 10 days nor more than 60 days before the meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote.

SECTION 2.8  PLACE

     The board of directors may designate any place either within or without the State of Alabama as the place of meeting for any annual or special meeting of the shareholders. In the absence of any designation, all meetings shall be held at the principal office of the Corporation.

SECTION 2.9  CONSENT

     Any action which may be taken by the shareholders at a meeting may be taken without a meeting if a written consent setting forth the action so taken is signed by all of the
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shareholders. Such a consent shall have the effect of a unanimous vote, and the signature of a shareholder thereon shall constitute a waiver of notice under
Section 2.4 above.

SECTION 2.10  VOTING RECORD

     Within two business days of notice to the shareholders of a meeting of the shareholders, the secretary shall make a complete list of the shareholders entitled to vote at such meeting. Such list shall be prepared in alphabetical order and shall show the address and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation and shall be subject to inspection at any time during normal business hours by any shareholder making written request therefor. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the meeting.

                      SECTION 3.  THE BOARD OF DIRECTORS

SECTION 3.1  NUMBER AND QUALIFICATIONS

     The board of directors of the Corporation shall consist of not less than one nor more than seven directors, to be elected by the shareholders except as provided in the Corporation's articles of incorporation or herein. No director need be a shareholder or a resident of the State of Alabama.

SECTION 3.2  TERM

     A director's term of office shall be for the twelve-month period following his election and until his successor is duly elected and qualified, or until such director's earlier death or resignation.

SECTION 3.3  VACANCY

     The remaining directors, even if not constituting a quorum, shall elect a director to fill any vacancy caused by death or by an increase in the number of directorships.

SECTION 3.4  REMOVAL

     Any director may be removed with or without cause by vote of the shareholders at any meeting called for that purpose; and the shareholders may immediately upon such removal elect a successor to fill such director's unexpired term.

SECTION 3.5  POWERS

     The board of directors shall have the general management of the Corporation and is vested with all the powers possessed by the Corporation itself. The board of directors shall have the power to determine what constitutes net income, earnings, what amounts shall be
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reserved for working capital and for other purposes, and what amount shall be declared as distributions. The board of directors shall have the right to revalue the Corporation's assets. Such determinations by the board of directors shall be final and conclusive. The board of directors may from time to time adopt such rules and regulations for the conduct of their meetings and the general management of the Corporation as they may deem proper by resolution or otherwise.

SECTION 3.6  REGULAR MEETINGS

     A regular meeting of the board of directors shall be held immediately following the annual meeting of the shareholders.

SECTION 3.7  SPECIAL MEETINGS

     Special meetings of the board of directors may be called by the president or by any two directors.

SECTION 3.8  NOTICE

     Special meetings of the board of directors shall be called on no less than 48 hours advance written notice, or such lesser notice as may be reasonable under the circumstances, to each director, specifying the place, day, and hour of such meeting. Meetings may be held by conference telephone call or by like means in accordance with section 10-2B-8.20 of the Alabama Business Corporation Act, as in effect from time to time.

SECTION 3.9  WAIVER

     Any director may waive notice of any meeting of the board of directors by written waiver of notice signed by such director before, at, or after such meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless the director objects in accordance with section 10-2B-8.23 of the Alabama Business Corporation Act, as in effect from time to time.

SECTION 3.10  QUORUM

     A quorum shall consist of a majority of the directors.

SECTION 3.11  VOTING

     All questions and elections shall be determined by a majority vote of the directors in attendance at any meeting, except as may otherwise be provided by law.

SECTION 3.12  CONSENT

     Any action which may be taken by the board of directors at a meeting may be taken
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without a meeting if a written consent setting forth the action so taken is signed by all of the directors. Such a consent shall have the effect of a unanimous vote, and the signature of a director thereon shall constitute a waiver of notice under Section 3.9.

SECTION 3.13  COMPENSATION

     Directors and members of committees may receive such compensation, if any, for their services and such reimbursement for expenses as may be fixed or determined by resolution of the board of directors.

                           SECTION 4.  THE OFFICERS

SECTION 4.1  OFFICERS

     The officers of the Corporation shall be elected by the board of directors and shall consist of a president, a vice president, a secretary, and a treasurer, or a secretarytreasurer. The board of directors may also elect additional vice presidents, assistant secretaries, assistant treasurers, and such other officers as the board of directors may determine. Such other officers shall exercise such powers and perform such duties as shall be assigned by the board of directors.

SECTION 4.2  ELECTION

     At its regular meeting after an annual meeting of the shareholders, the board of directors shall elect a president, a vice president, a secretary, and a treasurer, or a secretary/treasurer, and such other officers as shall be deemed appropriate. One person may hold more than one office.

SECTION 4.3  OTHER AGENTS

     The board of directors may elect such other agents as it shall deem appropriate. Such agents shall exercise such powers and perform such duties as shall be fixed by the board of directors.

SECTION 4.4  COMPENSATION

     The salaries and other compensation of all officers, agents, and employees of the Corporation shall be as fixed by the board of directors.

SECTION 4.5  TERM OF OFFICE

     The term of office for an officer shall be the 12-month period following election and until a successor is duly elected and qualified or until such officer's earlier death or resignation. Any vacancy occurring in any office of the corporation shall be filled by the board of directors during the board's regular meeting or at a special meeting called for such
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purpose.

SECTION 4.6  REMOVAL

     Any officer elected by the board of directors may be removed at any time with or without cause by vote of the board of directors.

SECTION 4.7  DUTIES

     Each officer shall have the duties usual and customary to his office or as hereafter set by resolution of the board of directors, including, but not limited to, the following:

          SECTION 4.7.1  PRESIDENT

          The president shall be the chief executive officer of the Corporation. He shall preside at all meetings of the shareholders and directors and shall have the responsibility for daytoday supervision and management of the business of the Corporation. The president shall see that all orders and resolutions are carried into effect. The president shall have authority to execute instruments and documents on behalf of the Corporation in the ordinary course of business.

          SECTION 4.7.2  VICE PRESIDENT

          The vice president shall perform those duties assigned to him by the board of directors and shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. However, the vice president shall not have the power to execute instruments and documents on behalf of the Corporation, except upon resolution of the board of directors.

          SECTION 4.7.3  SECRETARY

          The secretary shall attend all meetings of the board of directors and meetings of the shareholders, and shall record all votes and minutes of all meetings in a book to be kept for that purpose. He shall give notice of all shareholder's meetings to the shareholders and of all meetings of the board of directors to the directors. He shall be custodian of the corporate seal of the Corporation and may affix the corporate seal to any instrument requiring it, attesting the same by his signature. The secretary shall keep and maintain the Corporation's stock transfer book, including a stock register, showing the number of shares issued to all shareholders, and the date of any issuance, transfer, or cancellation of same.

          SECTION 4.7.4  TREASURER

          The treasurer shall have custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The treasurer shall deposit all monies and all valuable effects in the name of the
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Corporation in such depositories as may be designated by the board of directors, except such petty cash funds as may be provided by the board of directors. Such funds so deposited shall be subject to withdrawal on checks signed by the treasurer or by such other person as the board of directors may designate.

                              SECTION 5.  SHARES

SECTION 5.1  CERTIFICATES FOR SHARES

     Every shareholder of the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the president or vice president and the secretary or treasurer, certifying the number of shares owned by him.

SECTION 5.2  TRANSFER OF SHARES

     Upon surrender to the secretary of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the secretary shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon the Corporation's books--subject, however, to any agreement of the shareholders and the Corporation restricting the right to transfer shares.

SECTION 5.3  SHAREHOLDER'S RIGHTS

     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive distributions and to vote as such owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have notice or knowledge thereof, except as otherwise provided by law.

SECTION 5.4  COMMON SHARES

     The shares of the Corporation shall be common shares. Except as stated in the articles of incorporation or herein, such shares have all of the powers granted by the laws of the State of Alabama to shares of that nature.

SECTION 5.5  ASSESSMENT

     When fully paid for, the shares of the Corporation shall not be assessable.

SECTION 5.6  LOST CERTIFICATES

     Any person claiming that a certificate for shares has been lost, stolen, or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the board of directors may require and shall give the Corporation such bond or indemnification in such amount and form and with such sureties as may be required by the
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board of directors, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, or destroyed.

                           SECTION 6.  DISTRIBUTIONS

     Distributions to shareholders shall be declared and paid as often and at such times as the board of directors may determine. Before payment of any distribution, the board of directors may set aside such sum as the board of directors may, in its discretion, deem proper as a reserve fund for meeting contingencies, for equalizing distributions, for repairing or maintaining any property of the Corporation, or for any other purpose the board of directors shall deem conducive to the interests of the Corporation.

     The board of directors may make such distribution if the Corporation is able to pay its debts as they become due in the usual course of business and if the total assets of the Corporation at least equal the sum of its total liabilities. Such measurement of assets may be done by the board of directors using any method that is reasonable in the circumstances including a fair revaluation of the assets.

                              SECTION 7.  NOTICES

     Whenever the provisions of these Bylaws or the laws of the State of Alabama require notice to be given to any director or shareholder, notice shall be given by personal delivery, facsimile, or by depositing the same in the United States mail, postage prepaid, addressed to such shareholder or director at his address as it appears in the minute book or stock transfer records of the Corporation. Any director or shareholder may waive any notice required to be given by law, the articles of incorporation, or these Bylaws.

                            SECTION 8.  FISCAL YEAR

     The first fiscal year of the Corporation shall begin on the formation of the Corporation and shall end on such day as may be selected by the officers; and each subsequent fiscal year shall conform to the fiscal year adopted for purposes of reporting under the Internal Revenue Code of 1986, as in effect from time to time.

                   SECTION 9.  RECORDS AND FINANCIAL REPORTS

SECTION 9.1  MINUTE BOOK

     The secretary shall keep and maintain a minute book containing the articles of incorporation, bylaws, minutes of the meetings of the shareholders, directors, and committees, the stock transfer books, and other pertinent records of the Corporation.

SECTION 9.2  RECORDS OF TRANSACTIONS

     The secretary shall maintain at the principal office of the Corporation correct and
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complete records of all transactions of the Corporation and the minute book, or copies thereof.

SECTION 9.3  FINANCIAL STATEMENTS

     The board of directors shall direct the treasurer to mail to each of the shareholders such financial information as may be required by the laws of the State of Alabama.

SECTION 9.4  OTHER INFORMATION

     The secretary shall keep and maintain at the principal office of the Corporation correct and complete records of all resolutions creating classes or series of shares, if shares issued pursuant to those resolutions are outstanding, records of actions taken by shareholders without a meeting for the past three years, and all written communications to shareholders generally within the past three years.

                          SECTION 10  CORPORATE SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Alabama." The seal may be used by causing it or a facsimile thereof to be impressed or otherwise affixed.

                          SECTION 11  INDEMNIFICATION

     The Corporation shall indemnify the officers and members of the board of directors of the Corporation as follows:

SECTION 11.1  ALABAMA BUSINESS CORPORATION ACT

     The Corporation shall indemnify the officers and members of the board of directors of the Corporation and former officers and former members of the board of directors to the maximum extent permitted by the Alabama Business Corporation Act, as in effect from time to time.

SECTION 11.2  ADDITIONAL INDEMNITY

     Additionally, the Corporation shall indemnify any person who is or was a party or who is threatened to be made a party to any threatened, pending, or completed claim, action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative by reason that he is or was an officer or director of the Corporation or that he is or was serving at the request of the Corporation as a director, manager, member, partner, officer, employee, trustee, fiduciary, or agent of another corporation, limited liability company, partnership, joint venture, trust, plan, or other enterprise against expenses (including attorneys' fees), judgments, costs, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such claim, action, lawsuit, or proceeding if he acted in good faith
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and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. Determination of any claim, action, lawsuit, proceeding, or prosecution by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; except that no indemnification shall be made with respect at any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, a court of equity or the court in which such claim, action, lawsuit, or proceeding was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of equity or other court shall deem proper.

SECTION 11.3  ADVANCEMENT

     Expenses, including, but not limited to, attorneys' fees, incurred in defending a civil or criminal claim, action, lawsuit, or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, lawsuit or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if such advance is made in accordance with section 102B8.53 of the Alabama Business Corporation Act, as in effect from time to time.

SECTION 11.4  NONEXCLUSIVE NATURE

     Indemnification provided by these Bylaws shall not be exclusive of any other rights to which those indemnified may be otherwise entitled under any statute, rule of law, provision of certificate or articles of incorporation or bylaws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his personal representatives, legatees, distributees, heirs, nextofkin, successors, and assigns. If such other provisions provide broader rights of indemnification than these Bylaws, such other provisions shall control and take precedence.

SECTION 11.5  INSURANCE

     The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, manager, member, partner, officer, employee, trustee, fiduciary, or agent of another corporation, limited liability
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company, partnership, joint venture, trust, plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would otherwise have the power to indemnify him against such liability under the provisions of these Bylaws.

SECTION 11.6  SEVERABILITY

     The invalidity or unenforceability of any provision hereof shall not in any way affect the remaining provisions hereof, which shall continue in full force and effect.

                          SECTION 12.  MISCELLANEOUS

SECTION 12.1  AMENDMENTS

     These Bylaws may be amended or repealed and new bylaws may be adopted by the board of directors at any meeting of the board of directors.

SECTION 12.2  GENDER

     All personal pronouns used in these Bylaws shall include all genders, whether used in the masculine, feminine, or neuter gender. Singular nouns and pronouns shall include the plural, as may be appropriate, and vice versa.
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     Dated as of this the ______ day of _________________, 1998.



                                   /s/ Lawrence R. Walsh
                                   --------------------------------------------
                                   Lawrence R. Walsh

                                   As Vice President, Finance & Administration of Globe Manufacturing Corp.

                          THIS INSTRUMENT PREPARED BY:
                             TANNER & GUIN, L.L.C.
                                Attorneys at Law
                              Capitol Park Center
                       2711 University Boulevard (35401)
                                 P. O. Box 3206
                           Tuscaloosa, Alabama  35403
                           Telephone:  (205) 349-4300
                           Facsimile:  (205) 349-4332